Exhibit 99.1

Evergreen Energy Reports Second Quarter 2010 Financial Results
- Commences the Release of $5 million in environmental bonds associated with the Buckeye sale -

DENVER – August 9, 2010 – Evergreen Energy Inc. (NYSE Arca: EEE), a green energy technology solutions company, reported its second quarter 2010 financial results.

“The second quarter of 2010 has been a period of significant progress for Evergreen,” stated Thomas H. Stoner, Jr., CEO and director of Evergreen. “We began private beta testing of GreenCert™ EMIT, advanced the product development of GreenCert Energy 2.0 focusing our product line on the energy and utility market, and made progress with K-Fuel® in China via our equity joint venture.  In addition, as a result of the ruling in the Buckeye litigation in June, Evergreen commenced the recovery of the $5 million in cash collateral backing certain environmental reclamation bonds associated with the sale of Buckeye.  To date, over $4.8 million of this collateral has been released.  I am encouraged by these developments and, looking ahead, believe we can continue to make progress in shedding non-core assets and leverage our position as a clean tech company to build revenue and deliver net income.”

On April 1, 2010, the company completed the sale of certain assets of both Buckeye Industrial Mining Co and Evergreen, which we refer to as the “sale of Buckeye” with Rosebud Mining Company. Accordingly, the results of operations for the Mining Segment are shown as discontinued operations and prior year comparative information is also restated and reflected in discontinued operations.  Additional information on the discontinued mining operations is available in the company’s Form 10-Q for the quarter ended June 30, 2010.

Financial Results for the Quarters Ended: June 30, 2010 and June 30, 2009
•	Revenues were $103,000, compared to $16,000, reflecting an increase in GreenCert licensing revenue.
•	Total operating expenses were $4.0 million, down from $6.0 million.
o	G&A of $3.2 million – which included $257,000 of employee non-cash stock-based compensation – was reduced compared to $4.8 million.
•	Operating loss was $3.9 million, compared to $6.0 million.
•	Net loss attributable to common shareholders was $4.7 million, or $0.02 per share, compared to net loss of $8.2 million, or $0.06 per share.
•
The cash balance at June 30, 2010 was $4.5 million, compared with $4.9 million on March 31, 2010.  These balances do not reflect the release of any of the cash balances from the Buckeye reclamation bonds.

Financial Results for the Six-month Periods Ended: June 30, 2010 and June 30, 2009
•	Revenues were $203,000, compared to $150,000.
•	Total operating expenses were $10.1 million, compared to $14.0 million.
o	G&A of $8.7 million – which included $2.3 million of employee non-cash stock-based compensation – was reduced compared to $11.6 million.
•	Operating loss was $9.9 million, compared to $13.8 million.
•	Net loss attributable to common shareholders was $17.2 million, or $0.09 per share, compared to net loss of $14.6 million, or $0.11 per share.

Diana Kubik, vice president and CFO of Evergreen, stated, “We continued managing our costs and, as such, decreased our cash flow used in operating activities from continuing operations by $2.2 million during the first half of 2010 when compared to the six months ended June 30, 2009. Cash used in investing activities of continuing operations during the first half of 2010 included an investment of $1.3 million into GreenCert’s software development.”

Evergreen Energy Inc.
Evergreen Energy Inc. (NYSE Arca: EEE) has developed two proven, proprietary, patented, and transformative green technologies: the GreenCert™ suite of software and services and K-Fuel®.  GreenCert, which is owned exclusively by Evergreen, is a scientifically accurate, scalable environment intelligence solution that measures greenhouse gases and generates verifiable emissions credits.  K-Fuel technology significantly improves the performance of low-rank coals yielding higher efficiency and lowering emissions.  Visit www.evgenergy.com for more information.

Safe Harbor Statement
Statements in this release that relate to future plans or projected results of Evergreen Energy Inc. are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended by the Private Securities Litigation Reform Act of 1995 (the "PSLRA"), and Section 21E of the Securities Exchange Act of 1934, as amended by the PSLRA, and all such statements fall under the "safe harbor" provisions of the PSLRA. Our actual results may vary materially from those described in any "forward-looking statement" due to, among other possible reasons, the realization of any one or more of the risk factors described in our annual or quarterly reports, or in any of our other filings with the Securities and Exchange Commission, all of which filings any reader of this release is encouraged to study.  In addition, our ability to execute our business plan and develop the GreenCert™ or K-Fuel® technologies may be adversely impacted by an unfavorable decisions in the Buckeye litigation, which will limit our ability to utilize the proceeds received from the sale of Buckeye, raise significant additional capital or effectively complete any restructure transaction on a timely basis to fund our business operations.  Readers of this release are cautioned not to put undue reliance on forward-looking statements.

Evergreen Investor Contact:
Kirsten Chapman & Becky Herrick
Lippert / Heilshorn & Associates
415.433.3777
bherrick@lhai.com

– Tables Follow –

EVERGREEN ENERGY INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	June 30, 2010	December 31, 2009
	(in thousands)
Assets
Current:
Cash and cash equivalents	$4,461	$2,207
Accounts receivable, net	23	590
Debt issue costs, net of amortization	—	2,089
Prepaid and other assets	1,975	1,346
Restricted cash	5,084	—
Assets of discontinued mining operations	2,939	34,784
Total current assets	14,482	41,016
Property, plant and equipment, net of accumulated depreciation	4,996	5,888
Construction in progress	12,614	12,459
Restricted cash	6,265	11,339
Debt issue costs, net of amortization	824	994
Other assets	2,766	2,808
	$41,947	$74,504

Liabilities, Temporary Capital and Stockholders’ Deficit
Current liabilities:
Accounts payable	$2,288	$3,790
Accrued liabilities	3,046	6,216
Short-term debt	—	16,022
Other current liabilities	1,095	1,922
Liabilities of discontinued mining operations	906	9,242
Total current liabilities	7,335	37,192
Long-term debt	27,806	27,899
Deferred revenue	8,065	8,265
Asset retirement obligations	4,532	4,420
Derivative liability	2,323	1,265
Other liabilities, less current portion	1,263	1,338
Total liabilities	51,324	80,379
Commitments and contingencies
Temporary Capital:
Preferred stock, $.001 par value, $1,000 stated value, 16 shares authorized; .003 and .002 outstanding, respectively	3	2
Stockholders’ deficit:
Preferred stock, $.001 par value, shares authorized 19,984; none outstanding	—	—
Common stock, $.001 par value, shares authorized 280,000; 201,455 and 146,611 shares issued and outstanding, respectively	201	147
Additional paid-in capital	535,278	525,816
Accumulated deficit	(542,788)	(529,939)
Deficit attributable to Evergreen Energy Inc. stockholders’	(7,309)	(3,976)
Deficit attributable to noncontrolling interest	(2,071)	(1,901)
Total stockholders’ deficit	(9,380)	(5,877)
	$41,947	$74,504

EVERGREEN ENERGY INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
	(in thousands, except for per share amounts)

Operating revenues:
GreenCert licensing	$103	$—	$203	$—
Consulting and other	—	16	—	150
Total operating revenue	103	16	203	150

Operating expenses:
General and administrative	3,174	4,821	8,672	11,649
Plant costs	118	516	254	1,004
Depreciation, depletion, and amortization	485	646	979	1,294
Research and development	195	16	194	47
Total operating expenses	3,972	5,999	10,099	13,994

Operating loss	(3,869)	(5,983)	(9,896)	(13,844)

Other income (expense):
Interest income	4	11	6	58
Interest expense	(459)	(804)	(1,532)	(1,347)
Loss on early extinguishment of debt	(2,267)	—	(2,267)	—
Other income, net	2,602	265	5,549	929
Total other (expense) income	(120)	(528)	1,756	(360)

Loss from continuing operations	(3,989)	(6,511)	(8,140)	(14,204)
Loss from discontinued mining operations	(798)	(2,248)	(4,879)	(1,409)
Net loss	(4,787)	(8,759)	(13,019)	(15,613)
Less: net loss attributable to noncontrolling interest	84	524	170	1,010
Net loss attributable to Evergreen Energy Inc.	(4,703)	(8,235)	(12,849)	(14,603)
Dividends on preferred stock	—	—	(4,312)	—
Net loss attributable to common shareholders	$(4,703)	$(8,235)	$(17,161)	$(14,603)
Basic and diluted net loss per common share from continuing operations	$(0.02)	$(0.05)	$(0.04)	$(0.11)
Basic and diluted net income (loss) per common share from discontinued mining operations	$0.00	$(0.02)	$(0.03)	$(0.01)
Basic and diluted net loss per common share	$(0.02)	$(0.06)	$(0.09)	$(0.11)
Weighted-average common shares outstanding	199,172	130,247	184,030	127,240

EVERGREEN ENERGY INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended June 30,
	2010	2009
	(in thousands)
Operating activities:
Net loss from continuing operations	$(8,140)	$(14,204)
Adjustments to reconcile net loss from continuing operations to cash used in operating activities:	1,936	2,132
Changes in operating assets and liabilities:	(2,124)	1,552
Cash used in operating activities of continuing operations	(8,328)	(10,520)
Cash (used in) provided by operating activities of discontinued mining operations	(4,853)	4,454
Cash used in operating activities	(13,181)	(6,066)

Investing activities:
Purchases of construction in progress, property, plant and equipment	(1,324)	(2,938)
Proceeds from sale of assets	532	—
Proceeds from maturities of marketable securities	—	2,000
Restricted cash	—	58
Other	—	20
Cash used in investing activities of continuing operations	(792)	(860)
Cash provided by (used in) investing activities of discontinued mining operations	23,005	(6,159)
Cash provided by (used in) investing activities	22,213	(7,019)

Financing Activities:
Proceeds from issuance of convertible debt	—	10,000
Proceeds from the 2010 common stock sale, net of offering costs	8,043	—
Proceeds from the issuance of 2010 convertible preferred stock, net of closing costs	8,746	—
Payment of dividends on convertible preferred stock	(4,312)	—
Payment of note principal related to 2009 Notes	(17,250)	—
Proceeds from reverse repurchase transaction	—	1,800
Payments on reverse repurchase transaction	—	(1,800)
Payments of debt issue costs	(1,999)	(1,073)
Other	(6)	(1)
Cash (used in) provided by financing activities of continuing operations	(6,778)	8,926
Cash (used in) provided by financing activities	(6,778)	8,926

Increase (decrease) in cash and cash equivalents	2,254	(4,159)
Cash and cash equivalents, beginning of period	2,207	7,667
Cash and cash equivalents, end of period	$4,461	$3,508